UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Harley-Davidson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 25, 2025, Harley-Davidson, Inc. (“Harley-Davidson”) issued a brochure in connection with its upcoming 2025 annual meeting of shareholders. A copy of the brochure is attached hereto as Exhibit 1.

EXHIBIT 1

With the May 14, 2025 Annual Meeting of Shareholders rapidly approaching, make your voice heard on Harley-Davidson’s future. You may receive proxy materials from H Partners, a New York-based hedge fund, which is waging a misleading and disingenuous campaign, asking you to “withhold the vote” from certain directors. PROTECT THE VALUE OF YOUR INVESTMENT. VOTE THE WHITE PROXY CARD “FOR ALL” DIRECTOR NOMINEES TODAY. Please DISCARD any Blue proxy card you may receive from H Partners. OUR STRATEGY IS WORKING Despite extremely challenging market conditions for powersports companies like Harley-Davidson, we are making significant progress against our Hardwire strategy, delivering strong results that we believe are positioning the Company for sustainable, profitable growth, and creating value for all shareholders. TO OUR SHAREHOLDERS Learn more at VoteHarleyDavidson.com

YOUR BOARD IS DELIVERING VALUE TO SHAREHOLDERS

Harley-Davidson has outpaced peers[1] in relation to total shareholder return (TSR) – an important measure of financial performance that represents the total of what our stock has returned to you, our shareholders.

Our TSR outperformance relative to our peers is driven by a peer-group leading operating margin[2] that is 4 percentage points higher than our peer median, and the amount of free cash flow[3] that we generate relative to our EBITDA[3] is 2x better than our peer median.

The Board is overseeing a plan that has delivered strong and sustainable cash flows, which benefit you, our shareholders. Since 2022, Harley-Davidson has returned over $1.4 billion of capital to our shareholders through share repurchases and dividends. During this period, our Board and management have returned 78 cents of every dollar of free cash flow that the Company earned to our shareholders.

As a result of our relentless dedication to returning capital to our shareholders, in 2024, Harley-Davidson achieved the highest capital return yield among its peers.

TOTAL SHAREHOLDER RETURN OUTPERFORMANCE[4]

Relative performance of Harley-Davidson vs. peer median



+10
PPTS
+3
PPTS
+7
PPTS
During Jochen Zeitz' CEO Tenure[5]
Last 3 Years
Last 1 Year

RETURNING CAPITAL TO SHAREHOLDERS[6]

In 2024, our capital return yield was the highest among our peer-group



19%
+80%
HIGHER
16%
3%
11%
6%
4%
Peer Median
Dividend Yield
LTM Share Repurchase Yield

YOUR BOARD IS CRITICAL TO DEVELOPING EFFECTIVE STRATEGIES THAT DELIVER SHAREHOLDER VALUE

The Hardwire strategic plan was carefully developed to address headwinds in our industry, is delivering meaningful results, and is being successfully overseen by our highly qualified Board. Each of our Directors brings experience crucial to the execution of the Hardwire plan and holds management accountable for performance. H Partners' actions jeopardize the continued success of the Hardwire plan and we believe expose your investment to unnecessary and undue risk.

THE HARDWIRE STRATEGIC PLAN IS DELIVERING RESULTS

$257M

Productivity savings from 2022 - 2024

$357M

Productivity savings expected to be reached by 2025[7]

$457M

Productivity savings expected to be reached by 2026
(projected to exceed target by ~15%)[7]

74.5%

U.S. Touring market share in 2024
(~5% growth YOY)[8]

4%

Dealer inventory reduction in 4Q24 YOY
(19% compared to 3Q24)

HDFS

Performance hit all-time high during the Hardwire strategic plan



Learn more at
VoteHarleyDavidson.com

MEET YOUR DEDICATED BOARD OF DIRECTORS



James Duncan Farley, Jr. ⊕
President & CEO
Ford Motor Co.

- Extensive automotive executive leadership experience
- Proven track record of successfully executing business transformations



Norman Thomas Linebarger
Former Chair & CEO
Cummins, Inc.

- Extensive experience in manufacturing and engineering
- Provides decades of executive leadership experience



Rafeh Masood ⊕
Chief Growth & Digital Officer
Royal Caribbean Group

- Deep expertise in digital transformation and omni-channel strategy
- Proven track record of helping businesses reach new audiences



Maryrose Sylvester
Former President & CEO
Current, powered by GE

- Extensive consumer marketing and distribution channel experience
- Extensive knowledge and expertise in engineering product development and manufacturing software



Troy Alstead
Former COO & CFO
Starbucks

- Expertise in managing a premium brand and driving international growth
- Deep financial, operational, and leadership skills



Jochen Zeitz
Chair, President, & CEO
Harley-Davidson, Inc.

- Provides vast experience in business transformations at global companies, demonstrated by his leadership during the successful turnaround at PUMA, which increased share price by ~4,000%
- Proven executive with a track record of building value for shareholders



Allan Golston
President
US Program for the Gates Foundation

- Extensive global finance and strategic planning experience
- Strong financial acumen and international focus



Lori Flees ⊕
President & CEO
Valvoline Inc.

- Provides significant executive leadership, M&A, and corporate strategy experience
- Has valuable insights on sales and distribution channels and strategic planning



Sara Levinson
Media, Sports & Entertainment Executive

- Extensive leadership experience with major iconic brands and expertise in international brand building
- Provides valuable insights into marketing and business development

⊕ New Director added in the past four years
⊕ First-time Director nominee in 2025

HARLEY-DAVIDSON IS DEFINED BY COMMUNITY. OUR ROAD. OUR RULES. LET’S RIDE. Your vote is critical to our future. With our May 14 Annual Meeting of Shareholders rapidly approaching, we want to ensure your voice is heard so that we can continue to execute our transformation with the right leadership in place. Thank you for your support and investment, Board of Directors YOUR VOTE IS IMPORTANT! Please simply DISCARD any Blue proxy card you may receive from H Partners. Vote on the enclosed WHITE proxy card “FOR ALL” Director nominees using one of the following options: MAIL Mark, sign and date your enclosed WHITE proxy card and return it in the pre-paid envelope provided. ONLINE Locate your control number on your enclosed WHITE proxy card, visit the website listed and follow the instructions. PHONE Dial the 24/7 toll-free telephone number shown on your enclosed WHITE proxy card and follow the instructions. QR CODE Scan the QR code on your enclosed proxy material with your mobile device and follow the instructions. If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies: (877) 456-3507 (toll-free from the U.S. and Canada) +1 (412) 232-3651 (from other countries)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This brochure contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this brochure that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding expectations regarding future results of operations and financial position of Harley-Davidson, Inc. (“Harley-Davidson” or the “Company”); including, without limitation, expected productivity savings, Harley-Davidson’s beliefs, plans, strategies, business or financial prospects, or outlook; expectations relating to execution of the Hardwire strategic plan and operating environment; future shareholder value; expected growth and value creation, operations, profitability, investments, and strategies; beliefs with respect to the Harley-Davidson Board of Directors; and other priorities or performance. These forward-looking statements are based on information available to the Company as of the time the statements are made as well as the Company’s current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” “expects,” “plans,” “projects,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “seeks,” “sees,” “should,” “feels,” “commits,” “assumes,” “envisions,” or, in each case, their negative or other variations or comparable terminology, or words of similar meaning. Certain of such risks and uncertainties are described below, and others are listed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2025, and in the Company’s other subsequent reports filed with the SEC, including, among others, quarterly reports on Form 10-Q. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. Such forward-looking statements speak only as of the date they are first made in this brochure and the Company disclaims any obligation to publicly update or revise any forward-looking statements after such time, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that may impact such forward-looking statements include, but are not limited to, risks and uncertainties regarding the Company’s ability to execute its business plans and strategies, including without limitation the Hardwire strategic plan; manage supply chain and logistics issues; manage the impact, and predict potential further impacts, of new, reinstated or adjusted tariffs on the Company; accurately analyze, predict and react to changing market conditions, interest rates, and geopolitical environments, and successfully adjust to shifting global consumer needs and interests; maintain and enhance the value of the Harley-Davidson brand; manage through changes in general economic and business conditions; develop and successfully introduce products, services and experiences; realize the expected business benefits from LiveWire operating as a separate business of the Company; and retain and attract talented employees and leadership; and uncertainties regarding actions that have been taken and may in the future be taken by H Partners Management, LLC in furtherance of its campaign relating to the Company’s 2025 annual meeting of shareholders and potential costs and management distraction attendant thereto. ADDITIONAL INFORMATION REGARDING THE 2025 ANNUAL MEETING OF SHAREHOLDERS AND WHERE TO FIND IT Harley-Davidson has filed its definitive proxy statement, containing a form of WHITE proxy card, and a proxy statement supplement, with the SEC with respect to its solicitation of proxies for the 2025 annual meeting of shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (AS SUPPLEMENTED AND INCLUDING ANY OTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD FILED BY HARLEY-DAVIDSON AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and shareholders may obtain copies of these documents and other documents filed with the SEC by Harley-Davidson free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Harley-Davidson are also available free of charge by accessing Harley-Davidson’s website at https://investor.harley-davidson.com. 1. Peer group: BRP Inc., Brunswick Corp, Polaris Inc., Thor Industries, Inc. and Winnebago Industries, Inc. which represents peers H-D used to construct 2024-2026 performance share awards for the Company’s executive compensation plan 2. Operating Margin is a GAAP measure calculated using GAAP-compliant operating income divided by revenues accumulated from the fiscal year period of 2022 – 2024 3. FCF is a non-GAAP measure defined as net cash provided by operating activities less capital expenditures; calculated as sum of 2022-2024 fiscal year FCFs divided by sum of 2022-2024 fiscal year EBITDA, which is a non-GAAP measure defined as operating income plus depreciation and amortization 4. TSR represents total return of a company assuming reinvested dividends; Market data as of April 15, 2025, the day prior to H Partners’ initiation of their Withhold campaign 5. Jochen Zeitz tenure is calculated from May 7, 2020 to present (Market data as of April 15, 2025) 6. Q4 2024 annualized dividend and 2024 discretionary share repurchases / current market capitalization as of April 15, 2025, the day prior to H Partners’ initiation of their Withhold campaign; Numbers don’t foot due to rounding 7. As of February 26, 2025 8. U.S. industry data is derived from information provided by Motorcycle Industry Council Endnotes